Elme Communities Provides Update On
Liquidation Activities

Company has entered into purchase and sale agreements covering three of the remaining 10 properties expected to close in first quarter 2026
Continues to target completing all remaining sales by mid-year 2026
Updates range of total estimated liquidating distributions to $17.02 - $17.47 per share (including the initial $14.67 per share distribution paid in January 2026)

BETHESDA, Md.– January 23, 2026 – Elme Communities (“Elme” or the “Company”) (NYSE: ELME) today provided an update regarding the status of ongoing liquidation activities under the Company’s Plan of Sale and Liquidation, approved by Elme shareholders on October 30, 2025.

Marketing and Sale Process

As of January 23, 2026, the Company has entered into two purchase and sale agreements, which are no longer subject to ongoing inspection periods, pursuant to which it expects to sell three of its remaining properties – Elme Sandy Spring and Elme Marietta located in Georgia and Elme Watkins Mill located in Maryland – to various buyers for aggregate gross proceeds of approximately $155 million. The closing of each of these transactions is expected to occur later in the first quarter of 2026, subject to satisfaction of customary closing conditions, including, in the case of the Maryland property, regulatory requirements related to the sale of multifamily properties in Montgomery County, Maryland.

The marketing and sale process with respect to the Company’s remaining seven properties remains ongoing. The Company currently expects to finalize the sales of the two remaining Maryland properties, the one remaining Georgia property and Watergate 600, Elme’s only office property, in the first quarter or early second quarter of 2026. The Company also expects to commence a formal marketing process for Riverside Apartments later this month and to continue the marketing process for the two D.C. properties, with a goal to have these three remaining properties under contract by mid-May. Elme continues to target completion of the sale of all 10 remaining properties by mid-year 2026.

“We are pleased to have moved quickly to begin the marketing and sale process for our remaining assets, and with the progress we’ve made to-date, as part of our timely execution of the Plan of Sale and Liquidation approved by our shareholders late last year,” said Paul McDermott, President and Chief Executive Officer. “Following our successful sale of a 19-property portfolio late last year for $1.6 billion, we remain laser-focused on expediently monetizing the Company’s remaining assets.”

Estimated Range of Liquidating Distributions

As previously disclosed, following closing of the 19-property portfolio sale to an affiliate of Cortland Partners LLC (the “Portfolio Sale”) and entry into a $520 million senior secured term loan with Goldman Sachs Bank USA, as lender (the “Term Loan”), both of which occurred on November 12, 2025, Elme’s Board of Trustees (the “Board”) declared an initial special liquidating distribution of $14.67 per common share, which was paid on January 7, 2026 to Elme shareholders of record on December 22, 2025 (the “Initial Liquidating Distribution”). The Term Loan is intended to be repaid with the net proceeds from the sales of the remaining properties which secure the Term Loan, and such properties are expected to be released from the mortgages securing the Term Loan as they are sold. The Company intends to return net proceeds from the sale of its remaining 10 assets to Elme shareholders when appropriate and in the Board’s discretion.

Based on the assumptions and estimates described in more detail below, the Company currently estimates that the total amount of additional liquidating distributions (the “Additional Liquidating Distributions”) to be funded from the net proceeds of sales of the 10 remaining assets will be between $2.35 and $2.80 per common share. Based on this updated estimate, the total amount of liquidating distributions (including the Initial Liquidating Distribution) is estimated to be between $17.02 and $17.47 per common share, compared to the estimated range of $17.40 to $18.32 per common share previously disclosed in the Company’s August 4, 2025 press release and included in the definitive proxy statement for the special meeting of shareholders held on October 30, 2025. The change in the estimated range of Additional Liquidating Distributions compared to the previously disclosed estimated range is predominately the result of reductions to the estimated range of gross proceeds with respect to Riverside Apartments and to a lesser extent the two remaining D.C. properties, which reductions are largely a function of information obtained during the marketing and sale process, including with respect to interest and valuation levels received to date, as well as current market conditions in the D.C. area, which have continued to soften throughout our marketing and sale process generally. The adjusted estimated range of Additional Liquidating Distributions also includes minor adjustments for incremental increases in estimated general and administrative expenses and transaction costs, as well as an adjustment to reflect the higher actual amount of the Term Loan (which was originally estimated to be between $500 million and $520 million), resulting in a Term Loan repayment amount at the top end of the Trust’s original estimate, partially offset by slightly higher interest income.

“Given the size of Riverside Apartments, we anticipated the need to draw upon a different buyer pool for this property relative to the expected pool of buyers for our other remaining multifamily properties,” said Mr. McDermott. “We expect to kick off a formal marketing process for Riverside later this month with the goal of attracting additional interest in the property from buyers with available capital to deploy in 2026.”

Our estimates of the ranges of liquidating distributions, including the estimated range of Additional Liquidating Distributions, were derived from a number of assumptions and estimates, including the estimated range of gross asset sales proceeds for the 10 remaining properties as discussed above, updated to reflect actual contract pricing and the other gross asset value estimate adjustments discussed above, less updated estimates for transaction costs (including updates to reflect actual transaction costs associated with closing the Portfolio Sale and finalizing the Term Loan), debt service costs, debt repayment amounts for the Term Loan and establishment of reserves to satisfy liabilities and liquidating expenses, estimated operating costs to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company, capital expenditure requirements and REIT compliance costs, but adjusted upwards for estimated cash flow/net working capital to be generated from the Company’s property operations prior to completing sales of the 10 remaining properties.

Many of the assumptions and estimates reflected in the estimated range of Additional Liquidating Distributions are outside the Company’s control and may not prove to be accurate, which could cause actual liquidating distributions, including the estimated range of Additional Liquidating Distributions, to be less or more than the estimated ranges. The Company cannot determine the timing of any Additional Liquidating Distributions to Elme shareholders or provide assurances that the actual amounts available for distribution to shareholders will be within the estimated ranges of the liquidating distributions, including the estimated range of Additional Liquidating Distributions. Elme may provide further updates regarding any assumptions or estimates that may change in the future, but undertakes no obligation to do so.

For additional detail and other information regarding the assumptions and estimates relating to the estimated range of Additional Liquidating Distributions, please see the Current Report on Form 8-K, dated as of January 23, 2026, filed by Elme with the Securities and Exchange Commission (“SEC”), which is available free of charge through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Elme with the SEC are also available, free of charge, on Elme’s website at www.elmecommunities.com or upon written request to Investor Relations, Elme Communities 7550 Wisconsin Ave, Suite 900, Bethesda, MD 20814.

NYSE Listing
While the New York Stock Exchange (“NYSE”) has discretionary authority to delist the Company’s common shares following shareholder approval of the Plan of Sale and Liquidation, Elme intends for its common shares to continue to be listed on the NYSE, subject to continued compliance with NYSE listing requirements, until such time in the future as the Board determines to voluntarily delist its common shares from the NYSE in order to reduce operating expenses and maximize liquidating distributions. The Company does not currently expect to voluntarily delist prior to completing the sale of at least a substantial portion of the remaining properties.

Personnel Matters

The Company also provided an update regarding its previously announced downsizing activities in connection with the property sale process, including the expected departures of two trustees and the Company’s current chief financial officer. On January 21, 2026, Ellen M. Goitia and Ron D. Sturzenegger each notified the Company that they intended to resign from the Board, effective shortly after the filing of the Company’s upcoming 2025 Annual Report on Form 10-K. Ms. Goitia’s and Mr. Sturzenegger’s resignations follow Board discussions regarding appropriate adjustments to Board size in light of the Trust’s focus on wind-down and liquidation under the Plan of Sale and Liquidation, as well as progress to date regarding the marketing and sale process relating to the Trust’s remaining properties.

“We are grateful to Ellen and Ron for their valuable service and contributions to Elme Communities and for voluntarily agreeing to step down from the Board,” said Benjamin S. Butcher, Lead Independent Trustee. “They have been important contributors to our strategic review process and our Board more generally. On behalf of the Board, I want to thank Ellen for her years of dedicated service and contribution to our Board. Her leadership and dedication have been invaluable to both the Board and Elme. I’d also like to thank Ron. We benefitted from his expertise and perspective as we navigated our review of strategic alternatives over the past year. Given the completion of our Portfolio Sale to Cortland, and level of progress on the marketing and sale process for our remaining properties, we felt it was appropriate to adjust the size of our Board after the 10-K filing.  Following Ellen’s and Ron’s resignations, we expect to continue operating as a six-person Board.”

The Company also announced that Steven M. Freishtat, the Company’s Chief Financial Officer, was expected to step down, effective shortly after the filing of the Company’s upcoming 2025 Annual Report on Form 10-K, and that W. Drew Hammond, the Company’s Chief Administrative Officer, Treasurer and Secretary was expected to become the Company’s Chief Financial Officer upon the effectiveness of Mr. Freishtat’s departure. “Since joining the Company in 2015, Steve has been an instrumental part of the Elme team, including most recently as part of our leadership team, and we are grateful for all his guidance and contributions to Elme,” said Paul T. McDermott. “While Steve will be missed, we are fortunate to have Drew to assume the role of Chief Financial Officer, and we are confident in his ability to continue to execute on the Plan of Sale and Liquidation.”

These departures, as well as additional employee departures earlier this month, are consistent with the Company’s continuing downsizing efforts, which began following the closing of the Portfolio Sale in November. The downsizing remains focused on retaining an appropriate level of personnel with the necessary skill set commensurate with the reduced size of the Company, including those executive officers and other key personnel necessary for the continued operation of the then-remaining properties and completion of the wind-down activities. Downsizing activities are expected to affect both officers and other employees and are expected to continue as the Company continues to complete property sales.

Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: Elme’s ability to remain listed on the NYSE; Elme’s ability to successfully market and/or sell the remaining assets on the terms and timeline anticipated; Elme’s ability to close sales following execution of purchase and sale agreements on the terms and timeline anticipated, or at all, as set forth in this Press Release; changes in the amount and timing of the Additional Liquidating Distributions, including as a result of unexpected levels of transaction cost, changes in the gross asset sales proceeds for the sale of the remaining properties from prior estimates, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; Elme’s ability to repay the Term Loan with the net proceeds from the sales of the remaining properties which secure the Term Loan and to release the mortgages securing the Term Loan as they are sold; the possibility of converting to a liquidating trust or other liquidating entity; the ability of our Board to terminate the Plan of Sale and Liquidation; the response of our residents, tenants and business partners to the Plan of Sale and Liquidation; potential difficulties in employee retention as a result of the on-going Plan of Sale and Liquidation; the outcome of legal proceedings that may be instituted against Elme, its trustees and others related to Elme’s recently completed Portfolio Sale, future property sales and the Plan of Sale and Liquidation; the risk that disruptions caused by or relating to the Plan of Sale and Liquidation will harm Elme’s business, including current plans and operations; risks relating to the market value of Elme’s common shares; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Plan of Sale and Liquidation; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Elme’s properties and potential illiquidity of Elme’s remaining real estate investments); whether or not the sale of one or more of Elme’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; Elme’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; the occurrence of any event, change or other circumstances that could give rise to the termination of the Plan of Sale and Liquidation; the risks associated with ownership of real estate in general and our real estate assets in particular; general economic and market developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Elme from time to time with the SEC, including the Form 8-K filed on January 23, 2026, referenced above. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.